Exhibit s.2

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND (NVG)

AND

NUVEEN FUND ADVISORS, LLC

AND

[●]

REMARKETING AGREEMENT

Dated as of [●]

Series [●] MuniFund Preferred Shares

Variable Rate Remarketed Mode

(NVG – Series [●] MFP)

i

Section 23.	Benefits	15
Section 24.	Notices and Wire Instructions	15
Section 25.	Liability of Officers, Trustees and Shareholders	16
Section 26.	Nonpetition Covenant	16

Exhibit A Form of Tender Notice (Optional Tenders)

Exhibit B Form of Remarketing Notice (Optional and Mandatory Tenders, Mode Transition)

Exhibit C Form of Failed Remarketing Notice (Optional and Mandatory Tenders, Mode Transition)

Exhibit D Form of Retention Notice (Mandatory Tenders)

ii

REMARKETING AGREEMENT

This REMARKETING AGREEMENT, dated as of [●] (this “Agreement”), by and among Nuveen AMT-Free Municipal Credit Income Fund, a closed-end investment company organized as a Massachusetts business trust (the “Fund”), Nuveen Fund Advisors, LLC, a registered investment adviser and wholly-owned subsidiary of Nuveen Investments, Inc. (the “Investment Adviser”), and [●] (the “Remarketing Agent”).

WITNESSETH:

WHEREAS, the Fund is issuing Series [●] MuniFund Preferred Shares, par value $.01 per share (the “MFP Shares”), with a liquidation preference of $[●] per share, pursuant to and with the preferences, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption assigned to them in the Fund’s Statement Establishing and Fixing the Rights and Preferences of Series [●] MuniFund Preferred Shares effective [●], as amended, revised or supplemented from time to time (the “Statement”), as modified with respect to the Initial Mode by the Supplement to the Statement Establishing and Fixing the Rights and Preferences of Series [●] MuniFund Preferred Shares Initially Designating the Variable Rate Remarketed Mode for the Series [●] MuniFund Preferred Shares effective [●], as amended, revised or supplemented from time to time (the “Supplement”; references in this Agreement to the Supplement shall be deemed to include the Statement);

WHEREAS, the Fund has requested [●] to act as the Remarketing Agent under this Agreement while the MFP Shares are in the Variable Rate Remarketed Mode in accordance with the provisions of the Supplement (and the Board of Trustees of the Fund has adopted a resolution appointing [●] as the Remarketing Agent) to perform the duties set forth herein and to perform such other duties as are assigned to the Remarketing Agent herein and in the Supplement, all pursuant to the procedures set forth in the Supplement and this Agreement;

WHEREAS, the Remarketing Agent is willing to assume such duties on the terms and conditions expressly set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

Section 1.        Definitions.  Capitalized terms used herein that are not otherwise defined shall have the meanings assigned to them in the Supplement.

“1933 Act” means the Securities Act of 1933, as amended.

“1933 Act Regulations” means the rules and regulations under the 1933 Act.

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1940 Act” means the Investment Company Act of 1940, as amended.

“1940 Act Documents” has the meaning set forth in Section 3(b) hereof.

“1940 Act Regulations” means the rules and regulations under the 1940 Act.

“Agreement” has the meaning set forth in the preamble.

“Calculation and Paying Agent” means The Bank of New York Mellon acting pursuant to the Tender and Paying Agent Agreement or any successor thereto.

“Commission” has the meaning set forth in Section 3(d) hereof.

“Fund” has the meaning set forth in the preamble.

“Indemnified Person” has the meaning set forth in Section 9(a) hereof.

“Indemnifying Person” has the meaning set forth in Section 9(c) hereof.

“Investment Adviser” has the meaning set forth in the preamble.

“Losses” has the meaning set forth in Section 9(b) hereof.

“MFP Shares” has the meaning set forth in the preamble.

“Mode” has the meaning set forth in the Statement.

“Prospectus” means the final prospectus, including the statement of additional information incorporated by reference therein, each dated [●], and the prospectus supplement, dated [●], relating to the initial offering of the VRRM-MFP Shares.

“Registration Statement” means the Fund’s registration statement (No. 333-226136 and No. 811-09475), relating to the MFP Shares and other securities of the Fund, declared effective by order of the Commission on October [●], 2018, as it may be amended from time to time.

“Remarketing Agent” has the meaning set forth in the preamble.

“Remarketing Materials” has the meaning set forth in Section 7(b) hereof.

“Remarketing Memorandum” means the Prospectus or any other written communication describing the Fund and/or the terms of the VRRM-MFP Shares, which has been approved by the Fund in writing for use in connection with remarketing prior to its use, which approval shall not be unreasonably withheld or delayed.

“Representation Date” has the meaning set forth in Section 3(b) hereof.

“Statement” has the meaning set forth in the preamble.

“Supplement” has the meaning set forth in the preamble.

“Transition Remarketing” means a remarketing in connection with a Mode change pursuant to Article 3 of the Supplement.

“VRRM-MFP Shares” means the MFP Shares while in the Variable Rate Remarketed Mode pursuant to the Supplement.

Section 2.          Appointment and Obligations of the Remarketing Agent.

(a)        Appointment.  The Fund hereby appoints [●], and [●] hereby accepts such appointment, as the exclusive Remarketing Agent of the VRRM-MFP Shares for the Variable Rate Remarketed Mode for the purpose of establishing on each Business Day the Dividend Rate in respect of the VRRM-MFP Shares and, in connection with a tender, remarketing such VRRM-MFP Shares on behalf of the Beneficial Owners or Holders thereof, as applicable, and calculating the Purchase Price therefor, among other things; and performing such other duties as are assigned to the Remarketing Agent in the Supplement, all pursuant to the procedures set forth in the Supplement and this Agreement.

(b)        General Duties.  The Remarketing Agent agrees with respect to the VRRM-MFP Shares to:

(i)       use its best efforts to remarket Tendered VRRM-MFP Shares in connection with an optional tender or mandatory tender of VRRM-MFP Shares as provided in the Supplement, but shall in no way be liable if no purchasers are found, provided it has otherwise performed its obligations as set forth in this Agreement and the Supplement;

(ii)      calculate the Purchase Price to be paid in connection with a remarketing of VRRM-MFP Shares.

(iii)     establish the Dividend Rate as provided in the Supplement; provided, that the Dividend Rate may not exceed the Maximum Rate;

(iv)      notify the Fund and the Calculation and Paying Agent of the Dividend Rate by Electronic Means and post the Dividend Rate on Bloomberg promptly on each date of determination of the Dividend Rate as provided in the Supplement; in the case of the notice to the Fund and the Calculation and Paying Agent with respect to the Step-Up Dividend Rate, such notice shall set forth in reasonable detail the basis for and calculation of the highest rate as determined by the Remarketing Agent;

(v)       provide any other notices to be provided by the Remarketing Agent to the Fund, the Calculation and Paying Agent, Holders and Beneficial Owners as set forth in the Supplement;

(vi)     make available to a Beneficial Owner, upon request by such Beneficial Owner in connection with a remarketing, a copy of the Contact Notification Form (as such term is defined in the Tender and Paying Agent Agreement);

(vii)     make available to a Beneficial Owner or a former Beneficial Owner, upon request by such Beneficial Owner or former Beneficial Owner (as the case may be) in connection with a remarketing, a copy of the Cancellation Form (as such term is defined in the Tender and Paying Agent Agreement); and

(viii)     carry out such other duties as are assigned to the Remarketing Agent herein and in the Supplement, or as are reasonably requested by the Fund and agreed to by the Remarketing Agent, all in accordance with the provisions in this Agreement and the Supplement.

(c)        Remarketing at Purchase Price; Principal to Principal Basis.  It is further understood and agreed by and between the parties that, in connection with any attempted remarketing, all Tendered VRRM-MFP Shares shall be remarketed at the Purchase Price of such VRRM-MFP Shares. With respect to the Remarketing Agent’s responsibilities, but without affecting the Calculation and Paying Agent’s role as intermediary (if applicable), the Remarketing Agent hereby agrees that, if the Remarketing Agent obtains a bid at the Purchase Price for any VRRM-MFP Shares being remarketed, which, if accepted, would be binding on the bidder for the consummation of the sale of such VRRM-MFP Shares (an “actionable bid”), and the Remarketing Agent elects in its sole discretion to accept such actionable bid, the Remarketing Agent shall (i) purchase the Tendered VRRM-MFP Shares, as a principal and not as an agent, from the Beneficial Owner or Holder thereof on the Purchase Date at the Purchase Price, (ii) resell such VRRM-MFP Shares, as a principal and not as an agent, to the Person making such actionable bid at the Purchase Price, and (iii) record such purchase and resale on its books and records in accordance with this provision. Any such purchases by the Remarketing Agent from the Beneficial Owner or Holder shall be made with the Remarketing Agent’s own funds.

(d)        Optional Tender for Remarketing Notices.  If, in connection with an optional tender for remarketing in accordance with Section 2.2(a) of the Supplement, a Beneficial Owner tendering VRRM-MFP Shares for remarketing delivers to the Remarketing Agent a Tender Notice in substantially the form of and containing the information set forth in Exhibit A hereto and the Remarketing Agent identifies a purchaser for the Tendered VRRM-MFP Shares during the related Remarketing Window, the Remarketing Agent shall deliver a Remarketing Notice in substantially the form of and containing the information set forth in Exhibit B hereto to the Beneficial Owner of the Tendered VRRM-MFP Shares, with a copy to the Fund and the Calculation and Paying Agent as provided in Section 2.2(a) of the Supplement. Upon the occurrence of a Failed Remarketing Event, the Remarketing Agent shall provide a Failed Remarketing Notice in substantially the form of and containing the information set forth in Exhibit C hereto to the Holders, the Fund and the Calculation and Paying Agent as provided in Section 2.2(b) of the Supplement.

(e)        Mandatory Tender for Remarketing Notices.  In connection with a mandatory tender for remarketing in accordance with Section 2.2(c) of the Supplement, the Remarketing Agent shall provide a Remarketing Notice in substantially the form of and containing the information set forth in Exhibit B hereto to the Holders, the Fund and the Calculation and Paying Agent as provided in Section 2.2(c) of the Supplement. Each Beneficial Owner wishing (and eligible) to retain its VRRM-MFP Shares shall provide a Retention Notice in substantially the form of and containing the information set forth in Exhibit D hereto to the Remarketing Agent and the Calculation and Paying Agent as provided in Section 2.2(c) of the Supplement. Upon the occurrence of a Failed Remarketing Event, the Remarketing Agent shall provide a Failed Remarketing Notice in substantially the form of and containing the information set forth in Exhibit C hereto to the Holders, the Fund and the Calculation and Paying Agent as provided in Section 2.2(c) of the Supplement.

(f)        Mode Change Notices.  In connection with a mandatory tender for remarketing for a transition to a new Mode in accordance with Section 3.2 of the Supplement, the Remarketing Agent shall provide a Remarketing Notice in substantially the form of and containing the information set forth in Exhibit B hereto to the Holders, the Fund and the Calculation and Paying Agent as provided in Section 3.2(c) of the Supplement. Upon the occurrence of a Failed Remarketing Event, the Remarketing Agent shall provide a Failed Remarketing Notice in substantially the form of and containing the information set forth in Exhibit C hereto to the Holders, the Fund and the Calculation and Paying Agent as provided in Section 3.2(c) of the Supplement.

(g)        Book-Entry Procedures.  Except as otherwise expressly provided for herein, the purchase and delivery of Tendered VRRM-MFP Shares and the remarketing thereof, and payments with respect to the foregoing, will be accomplished in accordance with the applicable procedures of the Securities Depository.

(h)        Return of Unsold VRRM-MFP Shares.  Any VRRM-MFP Shares unsold in a remarketing will be returned to the relevant tendering Beneficial Owners or their Agent Members, or the relevant tendering Holders, as the case may be, by the Remarketing Agent; provided that such tender will continue until the earlier of the occurrence of a successful remarketing or the Failed Remarketing Mandatory Redemption Date.

(i)        Timing Requirements. The Remarketing Agent agrees to the remarketing timing requirements applicable to it in the Supplement. The Remarketing Agent may, in its sole discretion, modify the settlement procedures set forth therein with respect to any Remarketing upon ten (10) days’ prior written notice to the Fund and the Calculation and Paying Agent, provided any such modification does not adversely affect the Holders, the Beneficial Owners, the Calculation and Paying Agent or the Fund.

(j)        Purchases by Remarketing Agent.  If the Remarketing Agent in its sole discretion decides to purchase unsold VRRM-MFP Shares for its own account, on each Purchase Date, the Remarketing Agent will settle such purchase through delivery against payment of the Purchase Price for such VRRM-MFP Shares to be received by the Remarketing Agent by 11:00 a.m., New York City time, on such Purchase Date. The Remarketing Agent is not obligated to purchase any VRRM-MFP Shares that would otherwise remain unsold in a remarketing.

(k)        Sales by Remarketing Agent for its Own Account.  It is expressly understood and agreed by the parties hereto that VRRM-MFP Shares as to which the Remarketing Agent is the Beneficial Owner may be held by the Remarketing Agent for its own account or for the account of others, and may be sold in a remarketing or otherwise sold by the Remarketing Agent. The Remarketing Agent may sell VRRM-MFP Shares for its own account outside of a remarketing at a price other than the Purchase Price.

(l)        Notice of Taxable Allocations.  Whenever the Fund intends or expects to include any Taxable Allocation in any dividend on VRRM-MFP Shares, the Fund shall provide a Notice of Taxable Allocation in accordance with Section 2.7(a) of the Supplement. Whenever such advance notice is received from the Fund, the Calculation and Paying Agent will notify each Holder and the Remarketing Agent. The Remarketing Agent shall promptly notify each potential Beneficial Owner or its Agent Member after receipt of such advance notice by the Remarketing Agent.

Section 3.        Representations, Warranties and Covenants of the Remarketing Agent and the Fund.

(a)        The Remarketing Agent hereby represents, warrants and agrees that it has, and during the term of this Agreement shall maintain, all licenses, consents and other rights required for the use of any index or other data in connection with calculation of the Dividend Rate or dissemination thereof.

(b)        The Fund represents and warrants to, and agrees with, the Remarketing Agent as as of each Purchase Date, Remarketing Date or New Mode Commencement Date, as applicable (each, a “Representation Date”), that (i) the Fund has made all the filings with the United States Securities and Exchange Commission (the “Commission”) that are required to be made under the 1940 Act and the 1940 Act Regulations (collectively, the “1940 Act Documents”), (ii) each 1940 Act Document complies in all material respects with the requirements of the 1940 Act and the 1940 Act Regulations, and each 1940 Act Document did not at the time of filing with the Commission include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (iii) the applicable Remarketing Materials, as amended or supplemented, including by any subsequently filed 1940 Act Document on or prior to such Representation Date (or, if applicable, by any document filed pursuant to the 1933 Act and the 1933 Act Regulations), as provided by the Fund, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Fund makes no representations or warranties with respect to information provided by the Remarketing Agent specifically for use in the Remarketing Materials.

(c)        The financial statements included or incorporated by reference in the 1940 Act Documents, together with the related notes and schedules, present fairly the financial position of the Fund as of the dates indicated and the results of operations, cash flows and changes in shareholders’ equity of the Fund for the periods specified and have been prepared in compliance with the requirements of the 1940 Act and the 1940 Act Regulations and in conformity with U.S. generally accepted accounting principles applied on a consistent basis during the periods involved; the other financial and statistical data contained or incorporated by reference in the 1940 Act Documents are accurately and fairly presented and prepared on a basis consistent with the financial statements and books and records of the Fund.

(d)        The Fund agrees (i) to deliver to the Remarketing Agent, within fifteen (15) calendar days following the last day of each calendar month beginning with [●], a report of portfolio holdings of the Fund as of the close of business as of the last Business Day of such calendar month, listing portfolio holdings of the Fund by CUSIP and principal amount, and (ii) that, on or after such fifteenth calendar day (or earlier, with the Fund’s prior approval) the Remarketing Agent may provide such report and/or the information therein to investors in the VRRM-MFP Shares, upon the investor’s request.

Section 4.        Fees and Expenses.  For the performance of its services as Remarketing Agent hereunder, the Fund shall pay to the Remarketing Agent in arrears on the first day of each calendar month (or, if such day is not a Business Day, on the next succeeding Business Day) a monthly fee for each MFP Share Outstanding on the first calendar day of the preceding calendar month (or the date hereof in the case of the first such payment), in an amount, rounded upward to the nearest dollar, equal to (a) the product of (i) the rate of compensation as then in effect, as shall be agreed upon from time to time in writing by the Fund and the Remarketing Agent, times $[●] multiplied by (ii) the actual number of days from and including such first calendar day of the preceding calendar month (or the date hereof in the case of the first such payment) to and including the last calendar day of such preceding calendar month or, if applicable, the date of termination of this Agreement, if earlier, or the date of any prior redemption or liquidation for such share (as the case may be), divided by (b) 360. The obligation of the Fund to make the payments required by this Section shall survive the termination of this Agreement and remain in full force and effect until all such payments shall have been made in full.

Section 5.        Resignation, Suspension and Removal of the Remarketing Agent.

(a)        The Remarketing Agent may resign and be discharged from its duties and obligations hereunder with respect to the VRRM-MFP Shares by giving 90 days’ prior written notice to the Fund and the Calculation and Paying Agent.

(b)        The Fund may remove the Remarketing Agent with respect to the VRRM-MFP Shares by giving at least 60 days’ prior written notice to the Remarketing Agent (and will provide prior notice also to the Calculation and Paying Agent, if any); provided, however, that no such removal shall become effective for an additional 30 days unless the Fund shall have appointed at least one nationally recognized securities dealer with expertise in remarketing variable rate securities as a successor Remarketing Agent for the VRRM-MFP Shares and the successor Remarketing Agent shall have entered into a remarketing agreement with the Fund, in form and substance satisfactory to the Fund, in which it shall have agreed to, among other duties, conduct remarketings in respect of VRRM-MFP Shares and determine the Dividend Rate on each Business Day for the VRRM-MFP Shares in accordance with the terms and conditions of the Supplement.

In each of the occurrences described in clause (a) or (b), the Fund shall use its best efforts to appoint a successor Remarketing Agent for such VRRM-MFP Shares and enter into a remarketing agreement with such Person as soon as reasonably practicable.

Section 6.        Dealing in the VRRM-MFP Shares.  The Remarketing Agent in its sole discretion may purchase for its own account VRRM-MFP Shares in a remarketing; however, subject to the last two sentences in Section 2(c) above, the Remarketing Agent shall not be obligated to purchase any VRRM-MFP Shares that would otherwise remain unsold in a remarketing. None of the Fund, the Calculation and Paying Agent nor the Remarketing Agent (subject to the last sentence in Section 2(c) above) shall be obligated in any case to provide funds to make payment to a Beneficial Owner or its Agent Member or a Holder upon such Beneficial Owner’s or Holder’s tender of its VRRM-MFP Shares in a remarketing unless, in each case, such VRRM-MFP Shares were acquired for the account of the Fund, the Calculation and Paying Agent or the Remarketing Agent, as applicable. The Remarketing Agent may exercise any vote or join in any action which any Holder of VRRM-MFP Shares may be entitled to exercise or take pursuant to the Statement with like effect as if it did not act in any capacity hereunder. The Remarketing Agent, in its individual capacity, either as principal or agent, may also engage in or have an interest in any financial or other transaction with the Fund as freely as if it did not act in any capacity hereunder.

Section 7.        Information.

(a)        The Fund agrees to furnish to the Remarketing Agent:    (i) copies of the Registration Statement, the Prospectus, the Statement, the Supplement and its bylaws and any amendment thereto and each report or other document mailed or made available to Holders (including annual reports to shareholders) or filed by the Fund with the Commission (including any documents incorporated therein by reference) as the Remarketing Agent may reasonably request from time to time; (ii) notice of the creation of any subsidiary by the Fund; (iii) notice of the purchase of VRRM-MFP Shares by a subsidiary or affiliate of the Fund as soon as the Fund shall become aware of such purchase; (iv) notice of any change (including being put on Credit Watch or Watchlist), suspension or termination in or of the ratings on the VRRM-MFP Shares by any NRSRO then rating the VRRM-MFP Shares or any change of an NRSRO rating the VRRM-MFP Shares as promptly as practicable upon the occurrence thereof or the occurrence of any of the events set forth in clause (b)(i) or (b)(ii) of Section 8 hereof (with the occurrence of any of the events described in clause (b)(ii) to be determined without regard to the opinion of the Remarketing Agent referred to therein); and (v) in connection with a remarketing, a Remarketing Memorandum, and such other remarketing information, as the Remarketing Agent may reasonably request from time to time, including but not limited to the financial condition of the Fund. The Fund agrees to provide the Remarketing Agent with as many copies of the foregoing materials and information as the Remarketing Agent may reasonably request for use in connection with a remarketing or Transition Remarketing, as the case may be, of VRRM-MFP Shares and consents to the use thereof for such purpose.

(b)        If at any time during the term of this Agreement any event or condition known to the Fund relating to or affecting the Fund or the VRRM-MFP Shares shall occur which might affect the accuracy or completeness of any statement of a material fact contained in any of the reports, documents, materials and information referred to in clause (a)(v) above or any document incorporated therein by reference (collectively, the “Remarketing Materials”) or any other materials or information made publicly available by the Fund, the Fund shall promptly notify the Remarketing Agent in writing of the circumstances and details of such event or condition and the Fund shall promptly prepare or cause to be prepared and delivered to the Remarketing Agent, at the Fund’s expense, a supplement or amendment to the Remarketing Materials describing the circumstances and details of such event or condition.

Section 8.        Conditions to Obligations of the Remarketing Agent.  The obligations of the Remarketing Agent with respect to VRRM-MFP Shares under this Agreement have been undertaken in reliance on, and shall be subject to: (a) the due performance in all material respects by the Fund of its obligations and agreements as set forth in this Agreement (including Sections 3(c) and 7(b) hereof); and (b) the non-occurrence of any of the following events: (i) all of the VRRM-MFP Shares shall have been redeemed by the Fund; (ii) without the prior written consent of the Remarketing Agent, the Supplement, the Statement, the Declaration, the by-laws of the Fund, or the Tender and Paying Agent Agreement shall either not be in full force and effect or have been amended in any manner that in the reasonable opinion of the Remarketing Agent materially changes the nature of the VRRM-MFP Shares or the remarketing procedures; (iii) legislation, or a decision by a court of the United States shall be rendered, or a stop order, ruling, regulation or official statement by, or on behalf of, the Commission or other governmental agency having jurisdiction of the subject matter shall be made, to the effect that the offering or sale of the VRRM-MFP Shares is or would be in violation of any provision of the 1933 Act as then in effect, or the 1934 Act as then in effect, or with the purpose or effect of otherwise prohibiting the offering or sale of the VRRM-MFP Shares, as contemplated hereby, without registration under the 1933 Act; (iv) any legislation, resolution, ordinance, rule or regulation shall be enacted by, any governmental body, department or agency of the United States or the State of New York, or a decision by any court of competent jurisdiction within the United States or the State of New York shall be rendered, which, in the Remarketing Agent’s reasonable opinion, materially adversely affects the marketability of the VRRM-MFP Shares; (v) additional material restrictions not in force as of the date hereof shall have been imposed upon trading in securities generally by any governmental authority or by any national securities exchange, which, in the Remarketing Agent’s reasonable opinion, would cause the performance of the Remarketing Agent’s obligations hereunder to violate applicable law; (vi) any litigation shall be instituted and be outstanding, to restrain or enjoin the sale or remarketing of the VRRM-MFP Shares or in any way protesting or affecting any authority of the Fund with respect to the validity of the VRRM-MFP Shares or this Agreement, or the existence or powers of the Fund to perform its obligations hereunder; (vii) a general banking moratorium has been declared by federal or New York authorities having jurisdiction, a material disruption in commercial banking or securities settlement or clearance services or a force majeure event shall have occurred which in the reasonable opinion of the Remarketing Agent materially adversely affects the settlement or clearance of the VRRM-MFP Shares; or (viii) a material misstatement or omission in the Remarketing Materials has occurred, so that it is not advisable, in the reasonable judgment of the Remarketing Agent, to attempt to remarket the VRRM-MFP Shares, provided that the Remarketing Agent, upon identifying any such material misstatement or omission in the Remarketing Materials, shall promptly notify the Fund. In the event of the failure of any such conditions with respect to the VRMM-MFP Shares, the Remarketing Agent may terminate its obligations under this Agreement with respect to the VRMM-MFP Shares as provided in Section 10(b).

Section 9.        Indemnification.

(a)        The Fund and the Investment Adviser, jointly and severally, agree to indemnify and hold harmless the Remarketing Agent and its respective officers, directors, employees and control persons within the meaning of the 1934 Act (collectively, the “Indemnified Persons”

and individually, an “Indemnified Person”) from and against any losses, claims, damages or liabilities to which any Indemnified Person may become subject insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any of the Remarketing Materials or the omission or alleged omission to state therein a material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading (except with respect to information provided by the Remarketing Agent specifically for use therein), or arise out of, or are based upon, any violation by the Fund or the Investment Adviser of, or any failure by the Fund or the Investment Adviser to perform, any of its obligations under, this Agreement. The Fund and the Investment Adviser agree to promptly reimburse each Indemnified Person for any legal or other expenses reasonably incurred by such Indemnified Person in investigating, defending or preparing to defend any such action or claim; provided, however, that neither the Fund nor the Investment Adviser shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of the use by the Remarketing Agent of any information that is not contained in the Remarketing Materials (in the form provided for use in connection with the remarketing). The indemnity agreement in this paragraph shall be in addition to any liability or obligation which the Fund or the Investment Adviser may otherwise have to any Indemnified Person and shall extend upon the same terms and conditions to each Person, if any, who controls any Indemnified Person within the meaning of the 1934 Act.

(b)        The Fund agrees to indemnify and hold harmless the Indemnified Persons from and against every loss, liability or expense, including without limitation, damages, fines, suits, actions, demands, costs, out-of-pocket expenses, and reasonable legal fees and expenses (collectively, “Losses”), that may be imposed on, incurred by, or asserted against, any Indemnified Person for or in respect of its (1) execution and delivery of this Agreement, (2) compliance or attempted compliance with or reliance upon any instruction or other direction upon which the Remarketing Agent is authorized to rely pursuant to the terms of this Agreement and (3) performance under this Agreement, except to the extent that the Loss resulted from such Indemnified Person’s gross negligence, willful misconduct, bad faith, violations of law or violations of the terms and conditions of this Agreement. For the avoidance of doubt, the Fund agrees to indemnify and hold harmless the Indemnified Persons from and against any and all Losses that may be imposed on, incurred by, or asserted against, any Indemnified Person for or in respect of the failure of the Remarketing Agent to deliver Remarketing Materials during the course of a remarketing, if such failure is due to the failure by the Fund to provide to the Remarketing Agent such Remarketing Materials for delivery (regardless of whether the Remarketing Agent has requested such Remarketing Materials), notwithstanding that such failure by the Remarketing Agent to deliver Remarketing Materials during the course of a Remarketing could be deemed a violation of law by an Indemnified Person. The indemnity agreement in this paragraph shall be in addition to any liability or obligation which the Fund may otherwise have to any Indemnified Person.

(c)        Each Indemnified Person shall give notice as promptly as reasonably practicable to each of the Fund and the Investment Adviser (collectively, the “Indemnifying Persons” and individually, an “Indemnifying Person”) of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Indemnifying Persons shall not relieve any Indemnifying Person from any liability which it may have otherwise than on account of this indemnity agreement. No settlement or compromise of any such action shall be made without the consent of the Indemnifying Persons, which consent shall not be unreasonably withheld.

(d)        In case any such action is brought against any Indemnified Person, and it notifies each Indemnifying Person from which it seeks indemnification of the commencement thereof, such Indemnifying Person (which may be the Fund and/or the Investment Adviser, in the case of notification of either) will be entitled to participate in, and, to the extent that it may wish, jointly with any other Indemnifying Person, similarly notified, to assume the defense thereof so long as its interests are not adverse to those of the Indemnified Person, with counsel reasonably satisfactory to such Indemnified Person, and after notice from each Indemnifying Person to such Indemnified Person of its election to assume the defense thereof, the Indemnifying Person will not be liable to such Indemnified Person under this Section 9 for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof other than reasonable costs of investigation. Upon assumption by any Indemnifying Person of the defense of any such action or proceeding, the Indemnified Person shall have the right to participate in such action or proceeding and to retain its own counsel but the Indemnifying Person shall not be liable for any legal expenses of other counsel subsequently incurred by such Indemnified Person in connection with the defense thereof unless (i) the Indemnifying Person has agreed to pay such fees and expenses, (ii) the Indemnifying Person shall have failed to employ counsel reasonably satisfactory to the Indemnified Person in a timely manner, or (iii) the Indemnified Person shall have been advised by counsel that there are actual or potential conflicting interests between the Indemnifying Persons and the Indemnified Person, including situations in which there are one or more legal defenses available to the Indemnified Person that are different from or additional to those available to each of the Fund and the Investment Adviser. If the Indemnifying Person elects not to assume the defense of any such suit, it will reimburse the Indemnified Persons for the reasonable fees and expenses of any counsel retained by them. In the event that the parties to any such action (including impleaded parties) include one or more Indemnifying Persons and one or more Indemnified Persons, and one or more Indemnified Persons shall have been advised by counsel reasonably satisfactory to each Indemnifying Person that there may be one or more legal defenses available to any of the Indemnified Persons, which are different from, additional to, or in conflict with those available to any of the Indemnifying Persons, the Indemnifying Persons will reimburse the Indemnified Persons for the reasonable fees and expenses of any counsel retained by the Indemnified Persons (it being understood that the Indemnifying Persons shall not, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (plus local counsel) for all Indemnified Persons, which firm shall be designated by the Indemnified Persons, the Remarketing Agent or each Indemnifying Person, as the case may be). Each Indemnifying Person agrees promptly to notify each Indemnified Person of the commencement of any litigation or proceedings against it in connection with the remarketing of the VRRM-MFP Shares. No Indemnifying Person shall consent to the terms of any compromise or settlement of any action defended by any Indemnifying Person in accordance with the foregoing without the prior consent of the Indemnified Person. No Indemnifying Person shall be liable under this Section 9 for the amount of any compromise or settlement of any action unless such compromise or settlement has been approved in writing by such Indemnifying Person, which approval shall not be unreasonably withheld.

(e)        If the indemnification provided for in subparagraph (a) of this Section 9 is unavailable, because of limitations imposed by securities laws or for any other reason, to a party that would otherwise have been an Indemnified Person under subparagraph (a) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the party that would have been an Indemnifying Person thereunder shall, in lieu of indemnifying such Indemnified Person, contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion so that the Remarketing Agent is responsible for that portion represented by the percentage that the Remarketing Agent’s fee (calculated for a one year period) with respect to such remarketing bears to the aggregate liquidation preference of such VRRM-MFP Shares being remarketed but will not exceed the amount of such fee (calculated for a one year period) and each of the Fund and the Investment Adviser is responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation within the meaning of Section 11(f) of the 1933 Act. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereon referred to above in this subparagraph (e)) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claims (which shall be limited as provided in this subparagraph (e) above if the Indemnifying Person has assumed the defense of any such action in accordance with the provisions thereof).

(f)        The indemnity agreements contained in clauses (a), (b) and (c) of this Section 9 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Remarketing Agent, and shall survive the termination or cancellation of this Agreement and the remarketing of any VRRM-MFP Shares hereunder.

Section 10.        Termination of Remarketing Agreement.  (a) This Agreement shall terminate as to the Remarketing Agent and its obligations hereunder with respect to VRRM-MFP Shares upon the earliest to occur of (a) the effective date of the resignation or removal of such Remarketing Agent pursuant to Section 5(a) and Section 5(b), respectively, (b) the completion of a successful Transition Remarketing on a New Mode Commencement Date in connection with transition to a new Mode, or (c) the date on which no VRRM-MFP Shares are Outstanding.

(b) In addition, the Remarketing Agent may terminate this Agreement and all of its obligations hereunder with respect to the VRRM-MFP Shares, by notifying the Fund and the Calculation and Paying Agent of its election to do so, if any of the conditions referred to or set forth in Section 8 hereof with respect to the VRRM-MFP Shares have not been met or satisfied in full and such failure shall have continued for a period of 30 days after the Remarketing Agent has given notice thereof to the Fund specifying the condition which has not been met and requiring it to be met; provided, however, that termination of this Agreement with respect to the VRRM-MFP Shares by the Remarketing Agent after giving the required notices with respect to the VRRM-MFP Shares shall be immediate in the event of the occurrence and continuation of any event set forth in Section 8(b)(i), (ii), (iii) or (iv) hereof with respect to the VRRM-MFP Shares, or in the event the Remarketing Agent determines, in its sole discretion, that it shall not have received all of the information, whether or not specifically referenced herein, necessary to fulfill its obligations under this Agreement with respect to the VRRM-MFP Shares.

Section 11.        Remarketing Agent’s Performance; Duty of Care.

(a)        The duties and obligations of the Remarketing Agent shall be determined solely by the express provisions of this Agreement and the Supplement. No implied covenants or obligations shall be read into this Agreement, or the Supplement. In the absence of bad faith on the part of the Remarketing Agent, the Remarketing Agent may conclusively rely upon any document furnished to it, which purports to conform to the requirements of this Agreement and the Statement, as to the truth of the statements expressed in any of such documents. The Remarketing Agent shall be protected in acting upon any document or communication reasonably believed by it to have been signed, presented or made by the proper party or parties. The Remarketing Agent shall incur no liability to the Fund, the Investment Adviser, the Calculation and Paying Agent or to any Beneficial Owner (or its Agent Member) or any Holder of the VRRM-MFP Shares in its individual capacity or as Remarketing Agent for any action or failure to act, in connection with its duties under this Agreement and the Supplement or otherwise, except as a result of bad faith, gross negligence or willful misconduct on its part.

(b)        The Remarketing Agent shall not be responsible or liable for any failure or delay in the performance of its obligations under this Agreement arising out or caused by the failure of any other party (other than an affiliate of the Remarketing Agent) to provide any notice, statement or document required to be delivered pursuant to any Related Document in connection with performance by the Remarketing Agent of the relevant obligation.

Section 12.        Amendment, Supplement or Modification of Agreements.  Without the prior written consent of the Remarketing Agent, the Fund will not agree or consent to any amendment, supplement or modification of the Tender and Paying Agent Agreement, this Agreement or the Supplement, nor waive any provision thereof, if such amendment, supplement, modification or waiver would materially adversely affect the interests of the Remarketing Agent, in the Remarketing Agent’s sole discretion; provided, that, for purposes of this Section 12, any changes or amendments to the rating agency criteria provided in the Supplement for the VRRM-MFP Shares shall not be deemed to materially adversely affect the interests of the Remarketing Agent.

Section 13.        Books and Records.  The Remarketing Agent shall keep such books and records with respect to the performance of its duties hereunder as shall be consistent with prudent industry practice and shall, to the extent permitted by law, make such books and records available for inspection by the Fund on reasonable notice during normal business hours. Any costs and expenses associated with such inspections shall be for the account of the party requesting such inspection.

Section 14.        Governing Law.  This Agreement shall be construed in accordance with and governed by the laws of the State of New York, except Section 25 below, which shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, in each case without regard to conflict of laws principles that would require the application of the laws of another jurisdiction.

THE PARTIES HERETO HEREBY SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY DISPUTE RELATED TO THIS AGREEMENT OR ANY MATTERS CONTEMPLATED HEREBY.

Section 15.        Waiver of Jury Trial.    The Fund, the Investment Adviser and the Remarketing Agent hereby waive trial by jury in any action, proceeding or counterclaim brought by any of the parties hereto against the other on any matters whatsoever arising out of or in any way connected with this Agreement.

Section 16.        Certain Provisions to Survive Termination of Agreement.  Regardless of any termination of this Agreement pursuant to Section 10 hereof, the obligations of the Fund and the Investment Adviser pursuant to Sections 3, 4 and 9 hereof and of the Remarketing Agent pursuant to Section 9 hereof shall remain operative and in full force and effect until fully satisfied.

Section 17.        Successors and Assigns.  The rights and obligations of the Fund and the Investment Adviser hereunder may not be assigned or delegated to any other person without the prior written consent of the Remarketing Agent. The rights and obligations of the Remarketing Agent hereunder may not be assigned or delegated to any other person without the prior written consent of the Fund. This Agreement shall inure to the benefit of and be binding upon the Fund, the Investment Adviser and the Remarketing Agent and their respective permitted successors and assigns, and, subject to Section 23, will not confer any benefit upon any other person, partnership, association or corporation other than persons, if any, controlling any Remarketing Agent within the meaning of Section 15 of the 1933 Act, or Section 20 of the 1934 Act, or any Indemnified Person to the extent provided in Section 9 hereof. As used in this Section 17, the terms “successors” and “assigns” shall not include any purchaser of VRRM-MFP Shares merely because of such purchase.

Section 18.        Headings.  The section headings herein are for convenience of reference only, and it is agreed that such section headings are not a part of this Agreement and will not be used in the interpretation of any provisions of this Agreement.

Section 19.        Severability.  If any provision of this Agreement shall be held or deemed to be or shall, in fact, be invalid, inoperative or unenforceable as applied in any particular case in any or all jurisdiction or jurisdictions, because it conflicts with any provision of any constitution, statute, rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question invalid, inoperative or unenforceable in any other case, circumstance or jurisdiction, or of rendering any other provision or provisions of this Agreement invalid, inoperative or unenforceable to any extent whatsoever.

Section 20.        Counterparts. This Agreement may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute one and the same document.

Section 21.        Remarketing Agent Not Acting as Underwriter.  It is understood and agreed by the parties hereto that the only obligations of the Remarketing Agent hereunder are as set forth in Sections 2, 3, 9 and 13 hereof. When engaged in remarketing any properly-Tendered VRRM-MFP Shares, the Remarketing Agent shall act only as agent for and on behalf of each owner of the VRRM-MFP Shares so tendered. The Remarketing Agent shall not act as an underwriter for the Tendered VRRM-MFP Shares and shall in no way be obligated to advance its own funds to purchase any Tendered VRRM-MFP Shares (except as provided in Section 2(c) or to the extent that in its individual capacity as purchaser of those VRRM-MFP Shares it may elect, in accordance with Section 6 hereof, to purchase, in its sole discretion) or to otherwise expend or risk its own funds or incur or become exposed to financial liability in the performance of its duties hereunder.

Section 22.        Amendment.  This Agreement may be amended by any instrument in writing signed by all of the parties hereto so long as this Agreement as amended is not inconsistent with the Supplement in effect as of the date of any such amendment. The parties acknowledge that amendments to this Agreement (including with respect to Section 2(c)) are subject to prior notice requirements as set forth in the Tender and Paying Agent Agreement.

Section 23.        Benefits.  Nothing herein, express of implied, shall give to any person, other than the Fund, the Remarketing Agent and their respective permitted successors and assigns, any benefit of any legal or equitable right, remedy or claim hereunder. Without limiting the generality of the foregoing, no Holder or Beneficial Owner (or their Agent Member) of VRRM-MFP Shares shall have or be deemed to have any right in respect of, or shall in any event be entitled to enforce or to seek recourse against any person in respect of, any provision of this Agreement, and any and all rights of holders of VRRM-MFP Shares or obligations of the Fund in respect thereof arise only under and as governed solely by the Declaration, the Supplement and by-laws of the Fund as they are in effect from time to time.

Section 24.        Notices and Wire Instructions.  Unless otherwise specified, any notices, requests, consents or other communications given or made hereunder or pursuant hereto shall be made in writing and shall be deemed to have been validly given or made upon receipt, if given by mail, or when delivered, if given by prepaid courier service, in each case addressed as follows: if to the Fund or the Investment Adviser, to either of them at 333 West Wacker Drive, Chicago, Illinois 60606, Attention: [●]; if to the Remarketing Agent, to [●], [●], Attention: [●], Telephone: [●], Fax: [●], Email: [●]; and if to the Calculation and Paying Agent, to [●], [●], Attention: [●], Telephone: [●], Fax: [●], Email: [●]; or to such other address as any of the foregoing persons shall specify to the parties hereto in writing.

The Purchase Price of remarketed VRRM-MFP Shares, if paid through the Calculation and Paying Agent, shall be paid by the Remarketing Agent in immediately available funds by wire transfer to the Calculation and Paying Agent in accordance with the following instructions:

[●]

ABA# [●]

For Further Credit to Account # [●]

Ref: [●]

Attn: [●]

Tel: [●]

The remarketing fee shall be paid by the Fund in immediately available funds by wire transfer to the Remarketing Agent in accordance with the following instructions:

[●]

ABA# [●]

For Further Credit to Account # [●]

Ref: [●]

Attn: [●]

Tel: [●]

Email transmissions shall be deemed to have been validly given or made when sent to the following email addresses; if to the Fund or the Investment Adviser, to [●] and [●]; if to the Remarketing Agent, to [●]; or to such other address as any such parties shall specify to the other party in writing; and, if to the Calculation and Paying Agent, to [●].

Section 25.        Liability of Officers, Trustees and Shareholders.  A copy of the Declaration is on file with the Secretary of the Commonwealth of Massachusetts. This Agreement has been executed on behalf of the Fund by an officer of the Fund in such capacity and not individually and the obligations of the Fund under this Agreement are not binding upon such officer, any of the trustees or the shareholders individually but are binding only upon the assets and property of the Fund.

Section 26.        Nonpetition Covenant.  Notwithstanding any prior termination of this Agreement, [●], solely in its capacity as Remarketing Agent, hereby covenants and agrees that it shall not, prior to the date which is one year and one day after the redemption and the payment in full of the VRRM-MFP Shares and all accumulated dividends, petition or otherwise invoke the process of any court or government authority for the purpose of commencing a case against, the Fund under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Fund or any substantial part of the property of the Fund; provided, however, that nothing in this provision shall preclude, or be deemed to stop, the Remarketing Agent from taking any action prior to the expiration of the aforementioned one year and one day period in (x) any case or proceeding voluntarily filed or commenced by the Fund, (y) any involuntary insolvency proceeding filed or commenced against the Fund by a Person other than the Remarketing Agent, or (z) with respect to its rights or preferences as a Beneficial Owner or Holder of VRRM-MFP Shares.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by one of its duly authorized officers as of the date first above written.

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND

By

Name:
Title:

NUVEEN FUND ADVISORS, LLC

By

Name:
Title:

[NAME]

By

Name:
Title:

Signature Page to Remarketing Agreement (NVG Series [●] MFP)

Exhibit A – Form of Tender Notice

NUVEEN AMT-FREE QUALITY MUNICIPAL

INCOME FUND (NVG) (THE “FUND”)

SERIES [●] MUNIFUND PREFERRED SHARES IN THE VARIABLE RATE

REMARKETED MODE (“VRRM–MFP SHARES”)

TENDER NOTICE

Note:    The substance of this notice must be given by the Beneficial Owner or its Agent Member to [●], as Remarketing Agent (the “Remarketing Agent”), appointed under the Remarketing Agreement, dated as of [●], between Nuveen AMT-Free Municipal Credit Income Fund, Nuveen Fund Advisors, LLC and the Remarketing Agent, in the manner provided in Schedule 1 hereto by Electronic Means prior to 5:00 p.m., New York City time, on any Business Day. Any Tender Notice delivered at or after 5:00 p.m., New York City time, shall be deemed to have been received by the Remarketing Agent on the next succeeding Business Day and the Purchase Date specified in this Tender Notice shall be postponed accordingly by one Business Day. The determination of the Remarketing Agent as to whether a Tender Notice has been properly delivered shall be conclusive and binding upon the Beneficial Owner and its Agent Member.

TO: [●], as Remarketing Agent

1.          In accordance with the Fund’s Statement Establishing and Fixing the Rights and Preferences of Series [●] MuniFund Preferred Shares effective [●] (the “Statement”), as modified with respect to the Variable Rate Remarketed Mode (the Initial Mode) by the Supplement to the Statement Establishing and Fixing the Rights and Preferences of Series [●] MuniFund Preferred Shares Initially Designating the Variable Rate Remarketed Mode for the Series [●] MuniFund Preferred Shares effective [●], as amended, revised or supplemented from time to time (the “Supplement”); the undersigned, [●], [Beneficial Owner] [Agent Member of the Beneficial Owner] of the following VRRM-MFP Shares:

VRRM-MFP Shares Series	CUSIP Number	Number of VRRM-MFP Shares tendered for remarketing (the “Designated Amount”)[1]
[●]	[●]

hereby notifies you of the election by the Beneficial Owner of the referenced VRRM-MFP Shares to tender such VRRM-MFP Shares for remarketing of the Designated Amount on the seventh calendar day following the date on which this Tender Notice is delivered to the

1 VRRM-MFP Shares may be tendered only in whole shares.

Remarketing Agent, or if such seventh calendar day is not a Business Day, the next succeeding Business Day (the “Purchase Date”).

The name and DTC Participant No. of the Agent Member tendering on behalf of the Beneficial

Owner is:

Name of Agent Member:

DTC Participant No. of Agent Member:

Name of Beneficial Owner:

Beneficial Owner’s account number:

The person to contact at the Beneficial Owner or its Agent Member and the related contact information are as follows:

Name:

Telephone No:

Email address:

The Beneficial Owner or its Agent Member acknowledges and agrees that the Person or Persons to whom or to whose order the Purchase Price of the tendered VRRM-MFP Shares is to be paid is/are the same as identified above.

2.          The undersigned acknowledges the obligation of the tendering Beneficial Owner to deliver the VRRM-MFP Shares that are the subject of this Tender Notice on or before 11:00 a.m., New York City time on the Purchase Date, and, in accordance with such obligation, the undersigned hereby undertakes to deliver or to cause to be delivered the VRRM-MFP Shares being sold [directly] or [through an Agent Member] to the Remarketing Agent, through the “funds against delivery” procedures of the Securities Depository, no later than 11:00 a.m., New York City time, on the Purchase Date. The undersigned hereby also assigns and transfers and directs the Securities Depository or its nominee or the Remarketing Agent to transfer the tendered VRRM-MFP Shares to the purchaser in accordance with the procedures described in the Supplement, and otherwise according to the Securities Depository’s procedures, in exchange for the payment of the Purchase Price thereof on the Purchase Date.

3.          The undersigned confirms its agreement that it hereby transfers to the purchaser of the VRRM-MFP Shares tendered pursuant to this Tender Notice the right to receive from the Fund any dividends declared and unpaid for each day prior to the purchaser becoming the Beneficial Owner of the VRRM-MFP Shares in exchange for payment of the Purchase Price for such VRRM-MFP Share by the purchaser.

4.          The undersigned hereby represents and warrants for the benefit of the Remarketing Agent, the Fund and the Calculation and Paying Agent, that the undersigned has full power and authority to tender, exchange, assign and transfer the VRRM-MFP Shares to be tendered hereby, and that the transferee will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim, when the same are tendered.

5.          The undersigned acknowledges that this Tender Notice is irrevocable and effective upon the receipt by the Remarketing Agent.

6.          Terms used herein and not otherwise defined will have the meanings given to such terms in the Supplement.

Dated:

[Complete applicable signature block below.]

Print name of Beneficial Owner

By:

Name:
Title:
[OR]

Print name of Agent Member

By:

Name:
Title:

SCHEDULE 1

TENDER NOTICE DELIVERY INFORMATION FOR

THE REMARKETING AGENT

This Tender Notice must be delivered by the Beneficial Owner or its Agent Member to [●] (the “Remarketing Agent”) by email transmission at the email address listed below or such other email address as the Remarketing Agent shall designate (or, if email transmission shall be unavailable, by facsimile transmission to the fax number listed below or such other fax number as the Remarketing Agent will designate) at or prior to 5:00 p.m., New York City time, on any Business Day. If this Tender Notice is delivered after 5:00 p.m., New York City time, it will be deemed to have been received by the Remarketing Agent on the next succeeding Business Day, and the Purchase Date will be postponed accordingly by one Business Day:

Attention: [●]

[●]

Phone: [●]

Email: [●]

This Tender Notice will not be deemed to be delivered unless and until the Remarketing Agent actually receives it by the above-described means.

Exhibit B – Form of Remarketing Notice

TO [BENEFICAL OWNERS] [HOLDERS] OF

SERIES [●] MUNIFUND PREFERRED SHARES IN THE VARIABLE RATE

REMARKETED MODE (“VRRM-MFP SHARES”)

OF NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND (NVG) (THE

“FUND”)

REMARKETING NOTICE

[Date]

Re:	Nuveen AMT-Free Municipal Credit Income Fund Series [●] MuniFund Preferred Shares (the “VRRM-MFP Shares”)

Pursuant to [Section 2(d)] [Section 2(e)] [Section 2(f)] of the Remarketing Agreement dated [●] (the “Remarketing Agreement”), by and among Nuveen AMT-Free Municipal Credit Income Fund, a closed-end investment company organized as a Massachusetts business trust, Nuveen Fund Advisors, LLC, a registered investment adviser and wholly-owned subsidiary of Nuveen Investments, Inc., and [●] (the “Remarketing Agent”), the undersigned Remarketing Agent hereby notifies you of the following information regarding the remarketing of the VRRM-MFP Shares as of the date hereof:

1.          Information regarding the VRRM-MFP Shares is as follows:

VRRM-MFP Shares Series: A

CUSIP number:

2.          Remarketing Results:

Populate fields in the applicable section; delete inapplicable sections.

[For Optional Tenders]

(i)	A purchaser or purchasers have been identified for the purchase of all of the Tendered VRRM-MFP Shares on the Purchase Date.

(ii)	Number of Tendered VRRM-MFP Shares sold, subject to settlement: .

(iii)	The Purchase Date will be: .

(iv)	The Purchase Price per Tendered VRRM-MFP Share is: .

[For Mandatory Tenders]

(i)	A purchaser or purchasers have been identified for the purchase of all of the VRRM-MFP Shares on the Remarketing Date.

(ii)	Number of VRRM-MFP Shares sold, subject to settlement: .

(iii)	The Remarketing Date will be: .

(iv)	The Regular Dividend Rate to be applicable to the VRRM-MFP Shares on the Remarketing Date will be: .

(v)	All VRRM-MFP Shares will be subject to mandatory tender for purchase on the Remarketing Date at a Purchase Price per VRRM-MFP Share of: .

[For Transition to a New Mode]

(i)	A purchaser or purchasers have been identified for the purchase of all of the VRRM-MFP Shares on the New Mode Commencement Date.

(ii)	Number of VRRM-MFP Shares sold, subject to settlement: .

(iii)	The New Mode Commencement Date will be: .

(iv)	The Regular Dividend Rate to be applicable to the VRRM-MFP Shares on the New Mode Commencement Date will be: .

(v)	All VRRM-MFP Shares will be subject to mandatory tender for purchase on the New Mode Commencement Date at a Purchase Price per share of:

3.          Capitalized terms used herein will have the meanings given to them in or by reference to the Remarketing Agreement.

[●]
as Remarketing Agent

By:
Name:
Title:

Cc:	[●]
Nuveen AMT-Free Municipal Credit Income Fund

Exhibit C – Form of Failed Remarketing Notice

TO HOLDERS OF

SERIES [●] MUNIFUND PREFERRED SHARES IN THE VARIABLE RATE

REMARKETED MODE (“VRRM-MFP SHARES”) OF

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND (NVG) (THE “FUND”)

CUSIP NO. [●]*

FAILED REMARKETING NOTICE

In accordance with the Fund’s Statement Establishing and Fixing the Rights and Preferences of Series [●] MuniFund Preferred Shares effective [●] (the “Statement”), as modified with respect to the Variable Rate Remarketed Mode (the Initial Mode) by the Supplement to the Statement Establishing and Fixing the Rights and Preferences of Series [●] MuniFund Preferred Shares Initially Designating the Variable Rate Remarketed Mode for the Series [●] MuniFund Preferred Shares effective [●], as amended, revised or supplemented from time to time (the “Supplement”), the Fund hereby notifies Holders that:

Retain only the applicable section; delete inapplicable sections.

[For Optional Tender]

A Failed Remarketing Event has occurred with respect to Tendered VRRM-MFP Shares optionally tendered for remarketing. All Tendered VRRM-MFP Shares shall be retained by their respective Beneficial Owners.

[For Mandatory Tender]

A Failed Remarketing Event has occurred with respect to a mandatory tender of all Outstanding VRRM-MFP Shares for remarketing. All VRRM-MFP Shares shall be retained by their respective Holders.

[For Transition to New Mode]

A Failed Remarketing Event has occurred with respect to a mandatory tender of all Outstanding VRRM-MFP Shares for transition to a new Mode on the New Mode Commencement Date. All VRRM-MFP Shares shall be retained by their respective Holders. By not later than the Business Day immediately following the occurrence of the Failed Remarketing Event, the Fund will make an election, and provide a Failed Transition Election Notice in writing by Electronic Means to the Holders, the Remarketing Agent and the Calculation and Paying Agent, to either (i) cancel the

* NOTE: None of the Fund, the Remarketing Agent or the Calculation and Paying Agent will be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRRM-MFP Share certificate. It is included solely as a convenience to VRRM-MFP Shareholders.

attempted transition to a new Mode or (ii) continue to attempt to transition to a new Mode.

The Failed Remarketing Event [commences] [continues] a Failed Remarketing Period. During the Failed Remarketing Period, the Remarketing Agent will no longer determine the Regular Dividend Rate on a daily basis; dividends on all VRRM-MFP Shares will be payable at the Step-Up Dividend Rate (as determined by the Remarketing Agent commencing on the date of the Failed Remarketing Event); the right of Beneficial Owners to make optional tenders of their MuniFund Preferred Shares for remarketing is suspended; and all of the Outstanding VRRM-MFP Shares is subject to mandatory tender for remarketing. All Outstanding VRRM-MFP Shares are subject to mandatory redemption on [●] (the “Failed Remarketing Mandatory Redemption Date”).

This notice will be conclusively presumed to have been duly given, whether or not the Holders or Beneficial Owners receive this notice.

Terms used herein and not otherwise defined will have the meanings given to such terms in the Supplement.

Dated:

[NAME], as Remarketing Agent

By:
Name:
Title:

Cc:	[●]
Nuveen AMT-Free Municipal Credit Income Fund

Exhibit D – Form of Retention Notice

NUVEEN AMT-FREE MUNICIPAL CREDIT INCOME FUND (NVG) (THE “FUND”)

SERIES [●] MUNIFUND PREFERRED SHARES IN THE VARIABLE RATE

REMARKETED MODE (“VRRM-MFP SHARES”)

CUSIP No. [●]*

RETENTION NOTICE

TO: [●], as Remarketing Agent

Further to the Remarketing Notice dated [●] (the “Remarketing Notice”) all VRRM-MFP Shares will be subject to mandatory tender for purchase at a price equal to [●] (the “Purchase Price”) on [●] (the “Remarketing Date”).

As set forth in the Fund’s Statement Establishing and Fixing the Rights and Preferences of Series [●] MuniFund Preferred Shares effective [●] (the “Statement”), as modified with respect to the Variable Rate Remarketed Mode (the Initial Mode) by the Supplement to the Statement Establishing and Fixing the Rights and Preferences of Series [●] MuniFund Preferred Shares Initially Designating the Variable Rate Remarketed Mode for the Series [●] MuniFund Preferred Shares effective [●], as amended, revised or supplemented from time to time (the “Supplement”), any Beneficial Owner of a VRRM-MFP Share that is not a Tendered VRRM-MFP Share that was part of the Failed Remarketing Event to which the Remarketing Notice relates, as determined by the Remarketing Agent, may deliver written notice to the Remarketing Agent and the Calculation and Paying Agent by Electronic Means at least three Business Days prior to the Remarketing Date that it wishes to retain its VRRM-MFP Shares (each such Beneficial Owner, a “Retaining Beneficial Owner”).

On the Remarketing Date, the VRRM-MFP Shares held by each Retaining Beneficial Owner will be subject to mandatory tender and repurchased by the Retaining Beneficial Owner at a price equal to the Purchase Price on the Remarketing Date.

For purposes of the foregoing, the undersigned Beneficial Owner of VRRM-MFP Shares hereby provides notice of its wish to retain VRRM-MFP Shares of which it is Beneficial Owner, in the following amount: [●]. The undersigned person electing to retain its VRRM-MFP Shares represents that it is the Beneficial Owner of the number of VRRM-MFP Shares set forth above, and such number constitutes all of the VRRM-MFP Shares owned by the undersigned.

Terms used herein and not otherwise defined will have the meanings given to such terms in the Supplement.

Dated:

* NOTE: None of the Fund, the Remarketing Agent or the Calculation and Paying Agent will be responsible for the selection or use of the CUSIP Numbers selected, nor is any representation made as to its correctness indicated in any notice or as printed on any VRRM-MFP Share certificate. It is included solely as a convenience to VRRM-MFP Shareholders.

[Complete applicable signature block below.]

Print name of Beneficial Owner

By:
Name:
Title:
[OR]

Print name of Agent Member

By:
Name:
Title:

Cc:	[●]
Nuveen AMT-Free Municipal Credit Income Fund